EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of GBI Capital Management Corp. on Form S-3 (File No. 333- ) of our report dated October 12, 1999, on the consolidated financial statements of GBI Capital Management Corp. and Subsidiary as of August 24, 1999 and for the period then ended appearing in the Annual Report on Form 10- K of GBI Capital Management Corp. for the fiscal period ended August 24, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                 /S/ GOLDSTEIN GOLUB KESSLER LLP
                                                 -------------------------------
                                                 Goldstein Golub Kessler LLP

New York, New York
May 22, 2000